UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OPEXA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Texas	76-0333165
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2635 Technology Forest Blvd., The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase common stock	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-201731

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the warrants to purchase common stock (the “Warrants”) of Opexa Therapeutics, Inc. (the “Company”) to be registered hereunder is contained in the section entitled “Description of Securities — Warrants” in the Company’s prospectus filed with the Securities and Exchange Commission on February 25, 2015 pursuant to Rule 424(b) of the Securities Act of 1933, as amended, as supplemented by prospectus supplement No. 1 dated March 9, 2015 and prospectus supplement No. 2 dated April 1, 2015, relating to the Registration Statement on Form S-1 (file No. 333-201731), and such description is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description

3.1	Restated Certificate of Formation of Opexa Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on July 26, 2012).

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock of Opexa Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 26, 2012).

3.3	Certificate of Amendment of the Restated Certificate of Formation of Opexa Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 14, 2012).

4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-3 filed on November 13, 2009, File No. 333-163108).

4.2	Form of Securities Purchase Agreement dated as of December 9, 2009 by and between Opexa Therapeutics, Inc. and each investor signatory thereto for Unit offering of Common Stock and Series A Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 10, 2009).

4.3	Form of Common Stock Purchase Warrant for Series A Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed December 10, 2009).

4.4	Form of Series H Warrant issued on February 11, 2011 (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed February 8, 2011).

4.5	Form of Series I Warrant issued on July 25, 2012 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 26, 2012).

4.6	Form of Series J Warrant issued on January 23, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 23, 2013).

4.7	Form of Series K Warrant issued on January 30, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 30, 2013).

4.8	Form of Series L Warrant issued on February 11, 2013 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on February 7, 2013).

4.9	Form of Securities Purchase Agreement, dated as of February 7, 2013, by and between Opexa Therapeutics, Inc. and each investor signatory thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 7, 2013).

4.10	Form of Non-Transferable Subscription Rights Certificate (incorporated by reference to Exhibit 4.10 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-201731), originally filed on January 28, 2015).

4.11	Form of Series M Warrant (incorporated by reference to Exhibit 4.11 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-201731), originally filed on January 28, 2015).

4.12	Form of Warrant Agreement between Opexa Therapeutics, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.12 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-201731), originally filed on January 28, 2015).

Exhibit Number	Description

4.13	Form of Subscription Agent Agreement between Opexa Therapeutics, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.13 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-201731), originally filed on January 28, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Opexa Therapeutics, Inc.

Dated: April 8, 2015	By:	/s/ Neil K. Warma
Neil K. Warma
President and Chief Executive Officer

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